UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Synergy Pharmaceuticals Inc. (the “Company”) was held on June 7, 2016.  At the Annual Meeting, the shareholders voted on the following three (3) proposals and cast their votes as described below.

Proposal 1 — Election of Directors

The following seven (7) individuals were elected as directors, to serve until the 2017 Annual Meeting of Shareholders or their successors are elected and qualified with the following votes:

Name of Director	Votes For	Votes Against	Abstentions	Broker Non- Votes
Gary S. Jacob	74,486,912	0	1,802,508	47,454,151
Melvin K. Spigelman	67,881,586	0	8,407,834	47,454,151
John P. Brancaccio	66,106,187	0	10,183,233	47,454,151
Thomas H. Adams	67,437,457	0	8,851,963	47,454,151
Richard J. Daly	74,124,117	0	2,165,303	47,454,151
Alan F. Joslyn	74,930,582	0	1,358,838	47,454,151
Timothy S. Callahan	75,191,005	0	1,098,415	47,454,151

Proposal 2 — Ratification of the appointment of BDO USA, LLP

The shareholders ratified and approved the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
121,903,499	558,151	1,281,921	0

Proposal 3 — Advisory Vote on the Approval of Executive Compensation

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non- Votes
52,632,094	22,691,568	965,757	47,454,152

Each of the items considered at the Annual Meeting is described in further detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2016.  No item other than the four items addressed above and described in the Definitive Proxy Statement was submitted at the Annual Meeting for shareholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 7, 2016

SYNERGY PHARMACEUTICALS INC.

		By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer